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                                                                      Exhibit 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Teleport Communications Group Inc. on Form S-8 of our report on the Teleport Communications Group Inc. Retirement Plan dated October 30, 1996, appearing in this Annual Report on Form 11-K for the year ended December 31, 1995.


/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP
New York, New York

October 31, 1996